EXHIBIT 99.1

                EPICEPT RAISES $11.6 MILLION IN PRIVATE PLACEMENT


           ENGLEWOOD CLIFFS, N.J., Feb. 8 /PRNewswire-FirstCall/ -- EpiCept Corporation (Nasdaq and Stockholm: EPCT) announced today that it has entered into definitive agreements with institutional investors to raise $11.6 million in gross proceeds through the sale of EpiCept common stock and warrants.

           The financing follows the closing, in January 2006, of EpiCept's merger with Maxim Pharmaceuticals. The merger created a portfolio of late-stage to early-stage product candidates for the treatment of pain and cancer. Following the merger, EpiCept became a public company, trading on the Nasdaq National Market and the OM Stockholm Exchange.

           "This infusion of capital will allow us to advance the development of our product portfolio towards significant clinical milestones and fund the clinical trials set to begin later this year," said Jack Talley, CEO of EpiCept. "Importantly, this transaction attracted investors who appreciate the promise and value of the merged company and its balanced portfolio of product candidates. We are delighted to welcome these new institutional stockholders. As a newly public company, we look forward to continuing to build our investor base and achieve our milestones."

           In connection with the private placement, EpiCept will issue approximately 4.1 million shares of its common stock at $2.85 per share and five-year warrants to purchase up to approximately 1.0 million shares of common stock at an exercise price of $4.00 per share. The warrants will not become exercisable until six months after the closing. EpiCept anticipates that the shares of common stock issued in the private placement and the common stock issuable upon exercise of the warrants will be listed on the Nasdaq National Market. Following the consummation of the private placement, EpiCept will have approximately 24.5 million shares of common stock outstanding.

           The Company also agreed to file a registration statement with the Securities and Exchange Commission to register the shares of common stock issued in the private placement and the shares of common stock underlying the warrants for possible resale by the investors. Rodman & Renshaw, LLC acted as exclusive placement agent in this transaction.

           This press release is neither an offer to sell nor a solicitation of an offer to buy, nor shall there be any sale of, these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


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ABOUT EPICEPT CORPORATION

           EpiCept is an emerging pharmaceutical company focused on unmet needs in the treatment of pain and cancer. The company has a staged portfolio with several pain therapies in late-stage clinical trials, and a lead oncology compound (for AML) with demonstrated efficacy in a Phase III trial; the compound is intended for commercialization in Europe. EpiCept is based in New Jersey, and the company's R&D team in San Diego is pursuing a drug discovery program focused on novel approaches to apoptosis.


FORWARD LOOKING STATEMENTS

           This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding the proposed transaction, the efficacy, safety, and intended utilization of the companies' respective product candidates, the conduct and results of future clinical trials, and plans regarding regulatory filings, future research and clinical trials and plans regarding partnering activities. Factors that may cause actual results to differ materially include the risk that product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials, the risk that EpiCept will not obtain approval to market its products, the risks associated with reliance on outside financing to meet capital requirements, and the risks associated with reliance on collaborative partners for further clinical trials, development and commercialization of product candidates. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues," "forecast," "designed," "goal," or the negative of those words or other comparable words to be uncertain and forward-looking. These factors and others are more fully discussed in EpiCept's periodic reports and other filings with the SEC.